UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – December 1, 2013
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2013, the Board of Directors of QEP Resources, Inc. (the “Company”) approved an employee retention plan (the “Plan”), that will provide substantially all QEP Field Services Company employees a one-time lump sum cash payment on December 31, 2014. The Plan payouts will vary in amount based upon each individual employee’s current role. Payment is conditioned on continued employment with QEP Field Services or a successor through the payment date unless the employee is terminated without cause prior to such date. These payments will include a retention payment opportunity of $200,000 for Perry Richards, Senior Vice President, Field Services.

Item 8.01. Other Events.

On December 2, 2013, the Company issued a press release announcing a decision to pursue a separation of its midstream business, QEP Field Services, including the Company’s interest in QEP Midstream Partners, LP. A copy of the press release announcing the separation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Exhibit

99.1         Press Release of QEP Resources, Inc., dated December 2, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
QEP RESOURCES, INC.
(Registrant)

December 5, 2013
/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and
Chief Financial Officer

List of Exhibits:

Exhibit No.    Exhibit

99.1        Press Release of QEP Resources, Inc., dated December 2, 2013.